EXHIBIT 99.1

DELL SUPPLIER MASTER PURCHASE AGREEMENT*

dated as of September 27, 2002

by and between

Adaptec, Inc. and

Dell Products L.P.

* Confidential treatment requested: Certain portions of this agreement have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

* Confidential treatment requested

DELL SUPPLIER
MASTER PURCHASE AGREEMENT

This Master Purchase Agreement by and between Adaptec, Inc. (“SUPPLIER”), a corporation registered in Delaware and located for the purposes of this Agreement at 691 S. Milpitas Boulevard, Milpitas, California 95035 and Dell Products L.P., a Texas limited partnership located at One Dell Way, Round Rock, Texas 78682, is effective as of September 27, 2002 (“Effective Date”).  This Master Purchase Agreement and its Schedules, Addenda, Exhibits and Attachments, as so identified, will be hereinafter collectively referred to as the “Agreement.”

1.0           Introduction

This Agreement sets forth the only terms and conditions under which Dell Products L.P. and Dell Computer Corporation’s other subsidiaries and affiliates (collectively, “Dell”) will purchase products from SUPPLIER. The terms and conditions of this Agreement will apply to all products purchased by Dell from SUPPLIER. For the purpose of this Agreement, products include required service, and any software and/or documentation that accompany the products (collectively, “Products”). Unless specifically stated otherwise, all references to Product will include, without limitation, all services and spare parts necessary for SUPPLIER to meet the terms of this Agreement. The terms and conditions of this Agreement will apply to all purchase orders (“Dell PO(s)”) issued by Dell for the purchase of Products.

2.0           Term and Termination

The initial term of this Agreement will be three (3) years beginning on the Effective Date. This Agreement will automatically renew for additional successive one-year terms unless one party informs the other of its intent to let the Agreement expire one hundred and eighty (180) days before the end of the then-current term. Either party may terminate this Agreement based on the material breach of the other party, provided that the party alleged to be in material breach receives written notice stating the cause and sixty (60) days to cure.

3.0           Price

3.1           SUPPLIER agrees to work with Dell to develop a mutually agreed-upon pricing model for each Product no less than ninety (90) days prior to planned first shipment that meets Dell’s price/performance objectives and provides an agreed-upon level of return for SUPPLIER. The unit price for each Product may be reviewed on a quarterly basis or as otherwise required by Dell. *. Worldwide prices will be negotiated between SUPPLIER and Dell Worldwide Procurement at Dell’s corporate headquarters in Austin, Texas.

3.2           Dell expects material cost reductions to be worked aggressively by SUPPLIER. SUPPLIER will review with Dell, on an ongoing basis, *. SUPPLIER agrees that the *. All prices will be in United States dollars and are exclusive of applicable sales taxes, but are inclusive of all other charges including any charges for freight, freight insurance, labeling, packing and crating, any finishing or inspecting fees, any applicable royalties, duties and all other taxes.  Dell will have no liability for any tax for which it has an appropriate exemption.

3.3           SUPPLIER represents and warrants that the *. If at any time during the term of this Agreement SUPPLIER *, SUPPLIER will immediately *. SUPPLIER agrees to provide service spare part pricing on a monthly basis as requested by Dell Service. Dell shall have the right, but not the obligation, to have the pricing audited by a mutually agreed independent third party upon five (5) days notice to SUPPLIER.  Dell agrees that the exclusive remedy of Dell and sole liability of SUPPLIER for any failure by SUPPLIER to comply with this Section 3.3 shall be the right of Dell to receive the payment, if any, determined by such audit to be owed to Dell and/or the right of Dell to terminate this Agreement.

4.0           Payment

4.1           Unless otherwise agreed in writing, all payments will be stated (and payments made) in United States dollars and are exclusive of applicable sales, use or similar taxes for which Dell will be obligated to pay SUPPLIER. All invoices for Products received by Dell will be accumulated, upon receipt, for a period from the 16th day of a month to the 15th day of the

* Confidential treatment requested

following month (the “Accumulation Period”). Dell will pay invoices received during the Accumulation Period net * days from the end of such Accumulation Period (EOAP *). No invoice can be dated prior to the date the Products reflected in such invoice are received or in the case of products shipped directly to Dell factories, the date of such shipment.

4.2           SUPPLIER acknowledges and agrees that Dell has the right to withhold any applicable taxes from any royalties or other payments due under this Agreement if required by any government authority.

5.0           Delivery of Products

5.1           The parties recognize that Products may be provided to Dell in two ways: (i) from an approved Supplier Logistics Center (“SLC”), or (ii) directly to Dell without use of an SLC. The parties recognize that some terms and conditions will be the same in both situations and others terms may vary depending on the method by which Dell receives the Products. The parties, therefore, agree that the applicable provisions will be as follows:

5.2           Provisions applicable to Products whether or not an SLC is used:

5.2.1        SUPPLIER will exert commercially reasonable efforts to meet scheduled delivery dates. Subject to the provisions of Section 5.2.4, SUPPLIER agrees to fill all Dell POs and will use commercially reasonable efforts to reduce the lead-time during the term of this Agreement. SUPPLIER will not ship Products to Dell that were manufactured in locations not approved in advance and in writing by Dell.

5.2.2        SUPPLIER will handle, pack, mark and ship the Products in accordance with Dell’s packaging and labeling specifications (P/N’s 11500 and 13190, respectively). SUPPLIER will meet additional packaging and labeling requirements of Dell Service, as stated in Dell Document #40.09.SQ.0055.  Upon request, Dell will provide a copy of these specifications and requirements to SUPPLIER.

5.2.3        All Products are subject to inspection and acceptance at destination, notwithstanding any prior payments or inspection. This inspection and acceptance process may include the following, without limitation:

(a)           Dell may perform those tests it deems necessary to determine if the Products are acceptable. If, upon inspection, Dell reasonably determines that the Products are defective or otherwise fail to comply with SUPPLIER’S Product specifications, Dell may reject an entire lot based upon a sampling or inspect all units of the lot. Any such lot may be returned to SUPPLIER for one hundred percent (100%) retesting within forty-eight (48) hours at SUPPLIER’S cost. After the retesting, the lot may be reinspected by Dell.

(b)           Dell’s acceptance of any Products will in no way be construed as a representation by Dell that Dell has completely tested the Products or that such Products comply with their specifications or conform to any other warranties made by SUPPLIER under this Agreement. Dell’s acceptance of any Product will in no way negate any warranty provided under this Agreement or affect any other provision of this Agreement. Acceptance is only to be used to determine whether SUPPLIER is entitled to receive payment for the Products.

(c)           Dell will be deemed to have accepted the Products only in the event that Dell: (i) fails to accept or reject the Products within two (2) days of delivery to Dell, (ii) explicitly accepts the Products in writing, (iii) uses the Products in Dell’s manufacturing process and the Products successfully complete final test, or (iv) delivers the Products to any customer.

5.2.4        On approximately a monthly basis, Dell will provide rolling six (6) month forecasts of projected purchases of Products for AMF, NCC, EMF, APCC, CCC, BCC and potentially other delivery locations, but any such forecasts provided by Dell are for planning purposes only and do not constitute a commitment of any type by Dell. No later than three (3) days after receipt of the Dell six (6) month forecast, SUPPLIER shall advise Dell whether or not it can confirm supply for the rolling six (6) month period (current month plus five) and if not, SUPPLIER shall advise Dell of the supply to which it can commit. Confirmation of the forecast by SUPPLIER shall constitute a commitment by SUPPLIER to provide the forecasted quantities to Dell, if ordered by Dell.

5.2.5        Dell will transmit Dell PO(s) by facsimile or other agreed upon means to cover Dell’s forecasted requirements for the next two (2) months. Such Dell PO(s) will be continually

* Confidential treatment requested

updated to reflect Dell’s next two (2) month forecast. SUPPLIER will send Dell an acknowledgement within two (2) business days of receipt of the Dell PO confirming the quantity, delivery date and delivery location(s). SUPPLIER may not *. Upon Dell’s request, SUPPLIER will execute a monthly reconciliation of open Dell POs. SUPPLIER will perform this reconciliation within three (3) business days of Dell’s request.

5.2.6        Except as expressly set forth in this Agreement, any expenditures or commitments by SUPPLIER in anticipation of Dell’s requirements will be at SUPPLIER’S sole risk and expense.

5.3           Delivery to Dell using an SLC:

5.3.1        Unless Dell specifically requests that Product be delivered directly to Dell, all Product delivered under this Agreement to Dell for manufacturing and service will come from inventory held by SUPPLIER at an approved SLC (“Revolver Inventory”). SUPPLIER agrees to maintain an SLC for American Manufacturing Facility (“AMF”) in Austin, Texas, Nashville Customer Center (“NCC”) in Nashville, Tennessee, and the European Manufacturing Facility (“EMF”) in Limerick, Ireland. As reasonably requested by Dell, SUPPLIER agrees to maintain an SLC for Asia Pacific Customer Center (“APCC”) in Penang, Malaysia, China Configuration Center in Xiamen, China (“CCC”), Brazil Customer Center (“BCC”) in Eldorado do Sul, Brazil and, any other major delivery locations reasonably requested by Dell. If the Product volume in a particular region does not warrant the use of an SLC, Dell may provide SUPPLIER with a written waiver relieving the SUPPLIER of its revolver obligations for that particular region until such time as the volumes warrant reinstatement or implementation of an SLC.

5.3.2        SUPPLIER agrees to maintain Revolver Inventory at each SLC in quantities equal to Dell’s most recent two (2) week forecasted demand requirements for the applicable Dell location unless otherwise agreed to in writing by the applicable Dell region. After four weeks of operation, the two (2) week inventory will be calculated as follows: one (1) week based on the average of Dell PO(s) for the preceding four weeks and the second week based on the most recent Dell forecast. The parties will work together to determine the appropriate Revolver Inventory required for End of Life (“EOL”) situations. SUPPLIER agrees to replenish the Revolver Inventory as necessary to ensure the required Revolver Inventory is on hand at all times. Dell and SUPPLIER will meet periodically for an inventory pipeline assessment.  At this meeting, inventory status at both Dell and SUPPLIER will be reviewed, along with any changes in Dell demand.

5.3.3        Dell’s transmission of a Pull Order is SUPPLIER’S only authorization to deliver Products to Dell and invoice Dell for the part numbers and quantities set forth in the Pull Order. Title and risk of loss will not pass to Dell until the Products are pulled from the SLC and Dell takes physical possession and control of the Products at the applicable Dell manufacturing facility. [*]

5.3.4        In the event that Dell requests that SUPPLIER utilize used or repaired parts to meet the needs of Dell Service, such used or repaired parts will be clearly marked as used and will be segregated from new Product inventory.

5.4           Delivery directly to Dell without using an SLC:

5.4.1        If Dell authorizes SUPPLIER to deliver Product directly from SUPPLIER to Dell without using a SLC, the following terms will apply. SUPPLIER will schedule delivery of each Product to the delivery location on the delivery date listed in the Dell PO. Delivery will not be deemed to be complete until all Products have been actually delivered to the applicable delivery location. SUPPLIER will not make deliveries more than three (3) days earlier than the delivery date. If Products are delivered more than three (3) days early, Dell may: (i) refuse to take possession of all or some of the Products in which case Products that are returned will be redelivered only upon Dell’s instructions or (ii) store the Products at SUPPLIER’S risk and expense and delay processing the corresponding invoice until the agreed to delivery date. SUPPLIER will inform Dell immediately if late deliveries become likely in which case SUPPLIER will ship the Products by air-freight or other expedited routing, at SUPPLIER’S expense. Dell reserves the right to cancel deliveries on Dell PO(s) that are at least * past-due unless delayed shipment is mutually agreed in advance. If only a portion of the Products are available for shipment to meet the delivery date, SUPPLIER will notify Dell and ship the available Products unless otherwise directed by

* Confidential treatment requested

Dell. Dell may return any unauthorized under-shipment or any over-shipment or any portions thereof, at SUPPLIER’S expense and without charge to Dell. If a complete delivery is not made after Dell receives confirmation of the shipment, SUPPLIER will pay to Dell the sum of $ (to be discussed) for each unit not delivered.

5.4.2        Dell’s transmission of a Dell PO is SUPPLIER’S only authorization to deliver Products to Dell and invoice Dell for the part numbers and quantities set forth in the Dell PO. Title and risk of loss will not pass to Dell until Dell takes physical possession and control of the Products at the applicable Dell manufacturing facility. [*)

6.0           Acceleration, * and Cancellation

6.1           Acceleration:

6.1.1        Dell may, without cost or liability, increase the pull quantities scheduled to be delivered to Dell, over and above its confirmed six (6) month rolling forecast as follows:

Days From Planned delivery to Dell	Acceleration Amount
0-10	15%
11-30	30%
31-60	75%
61+	100%

(By way of example, if on January 1 Dell wanted to increase the quantities scheduled to be delivered on January 20, SUPPLIER agrees to increase the originally scheduled delivery quantity by up to 30%.)

6.1.2        In order to ensure that SUPPLIER can meet the upside requirements, SUPPLIER will maintain a safety stock for certain Product components, which will include without limitation any Dell unique components, as follows:

Component	Weeks of Supply
All of IOPs Memory, and Controllers, and any other components experiencing increasing lead-times or industry allocation	8

6.2           *:

Dell may, without cost or liability, * in its discretion.

6.3           Cancellation:

6.3.1        Dell may, without cost or liability, cancel Dell PO(s) as follows:

Days From Planned Delivery to Dell	Cancellation Amount
*	*%
*	*%
*	*%
*	*%

To be entitled to consideration under this Agreement, SUPPLIER must meet the following conditions: (i) provide documentation of its actual incurred costs as a result of Dell’s cancellation, (ii) limit such costs to Dell-unique components that cannot be utilized by other customers, and (iii) use commercially reasonable efforts to mitigate Dell’s liability.

6.3.2        If SUPPLIER’S quality does not meet the agreed-upon quality metrics set forth in the applicable Schedule, Dell may terminate (in whole or in part) any or all outstanding Dell PO(s) without liability or charge.

6.3.3        SUPPLIER acknowledges and agrees that the remedies set forth in this Section 6.3 represent the sole and exclusive remedies of SUPPLIER, and Dell’s sole liability for, cancellation of Dell PO(s).

7.0           Documentation, Software and Trademarks

7.1           Documentation. SUPPLIER agrees to provide Dell with clear and accurate Product documentation (“Documentation”). The structure and content of the Documentation will be as specified by the applicable Dell commodity STR (Shared Technology Resource) [DEFINE]. The Documentation will be provided in hard copy, PDF and HTML formats unless otherwise requested by Dell. Dell may reproduce and distribute the Documentation in hard copy or softcopy form as well as in electronic form (e.g., on Dell’s website). SUPPLIER agrees to provide such national language versions as are required by Dell. Supplier agrees to comply with Dell’s Supplier E Docs (HTML) and Double-byte Language Testing Requirement.

* Confidential treatment requested

7.2           Software.  For all device drivers, firmware, and all necessary software for the proper operation and support of the Product (collectively “Software”), Dell is granted a non-exclusive, non-transferable, *, *, worldwide right and license to use, reproduce, and distribute the Software solely in connection with Dell’s distribution and support of the Products including without limitation distribution in electronic form (e.g., via Dell’s website).  Dell may not prepare derivative works of Software accept as authorized by SUPPLIER in writing. SUPPLIER agrees to provide all updates to the Software to Dell during the term of this Agreement.

7.3           Trademarks. SUPPLIER hereby grants Dell a non-exclusive, non-transferable, *, *, worldwide right and license to utilize the SUPPLIER Trademarks in connection with advertising, promotion, and sale of Products. “SUPPLIER Trademarks” will mean those trademarks, trade names, service marks, slogans, designs, distinctive advertising, labels, logos, and other trade-identifying symbols as are or have been developed and used by SUPPLIER or any of its subsidiaries or affiliate companies anywhere in the world. Dell shall use the SUPPLIER Trademarks only in strict accordance with SUPPLIER’s trademark and logo use guidelines as outlined in Schedule C. SUPPLIER shall provide Dell with notice prior to modifications to the SUPPLIER’S trademark and logo use guidelines. Dell agrees to implement such modifications into any materials created and distributed after receipt of such notice. Dell shall properly attribute the SUPPLIER Trademarks to SUPPLIER in any materials that reference or contain a SUPPLIER Trademark.

8.0           Product Withdrawal

SUPPLIER will provide Dell with at least * written notice prior to the last date of manufacture of any Product. SUPPLIER will provide Product sufficient to meet Dell’s forecasted pulls that SUPPLIER has confirmed before the last day of manufacture. SUPPLIER will provide Dell a one time, non-cancelable last time buy opportunity * prior to the last day of manufacture. SUPPLIER agrees to inventory last time buy quantities in an SLC for a period not to exceed * from the last day of manufacture. All Product not pulled by the end of the * will be shipped to Dell and invoiced at the PO price, subject to the parties’ joint good faith efforts to otherwise dispose of the Products. Additionally, SUPPLIER will retain spare parts for the Products for * from the last date of manufacture. If spares or repairs are not available, SUPPLIER will use reasonable efforts to provide similar product with equivalent or better functionality, subject to approval by Dell. SUPPLIER will allow Dell to make a final purchase in order to provide support for such Products. Dell may assign its rights to warranty replacement parts or end of life parts to a third party.

9.0           Warranties

9.1           SUPPLIER represents and warrants on an ongoing basis that:

(a)                                  Dell will acquire good and marketable title to the Products, and that all Products will be free and clear of all liens, claims, encumbrances and other restrictions;

(b)                                 All Products will be new and unused and will not contain used or repaired parts unless requested by Dell in writing, in which case such Products will be clearly labeled as refurbished;

(c)                                  all Products will be free from defects in design, materials and workmanship, including but not limited to, cosmetic defects, and will conform to SUPPLIER’S Product specifications and specifications provided by Dell for * from the Product manufacturing date code. SUPPLIER agrees to use a first-in/first-out inventory method for finished goods, and further agrees that the Product manufacturing date code will not be more than * prior to shipment to Dell;

(d)                                 Notwithstanding the foregoing, Batteries provided to Dell by SUPPLIER for use with SUPPLIER’s Products will be free from defects in design, materials and workmanship, including but not limited to, cosmetic defects, and will conform to SUPPLIER’S Product specifications and specifications provided by Dell for thirteen (13) months from the Product manufacturing date code.

(e)                                  it has all the rights and licenses in the Products necessary to allow Dell to distribute and resell Products without restriction or additional charge; and

* Confidential treatment requested

(f)                                    SUPPLIER will pass through warranty coverage from its suppliers, whenever allowable by (c) suppliers, upon the request of Dell Service.

9.2           SUPPLIER is responsible for reasonable out of pocket liability, cost and expense * with respect to defects in design, manufacturing process or material that constitute epidemic defects (“Epidemic Defects”). A defect is an Epidemic Defect when found in * or more of the units delivered during any three (3) month period.

9.3           Return Product. SUPPLIER agrees to fulfill the following terms and conditions.

9.3.1        The following provisions are applicable to return Product, whether returned from Dell manufacturing facilities or from the customer installed-base (field):

(a)           At SUPPLIER’s expense, Dell or Dell’s designated service provider will return Product to a commercially reasonable location designated by SUPPLIER. Dell, at its sole option, will declare a credit (or demand a refund) equal to the last purchase price of the returned Product, which credit will be applied no later than five (5) days after Dell’s notice of Product return. Dell may, at its sole option, apply such credit to the purchase of new Product, or repaired or replacement Product.

(b)           In support of Dell’s manufacturing and service organizations and to facilitate return of Products to SUPPLIER for credit or exchange, SUPPLIER will issue Return Material Authorization numbers (“RMA”) in rolling blocks of up to fifty (50) for each Dell manufacturing facility and Dell Service organization. Dell or Dell’s designated service provider will notify SUPPLIER when they have fifteen (15) pre-approved RMAs remaining and SUPPLIER will provide another block of fifty (50) pre-approved RMAs within two (2) business days of such request.  If the additional RMAs are not provided within two business days, and no block RMAs remain, Dell will ship return Product to SUPPLIER without an RMA at SUPPLIER’s expense.  For each return shipment from Dell Service, a pre-shipment notification form will be provided to SUPPLIER communicating the Return PO number, part number, quantity, price, and extended value of that shipment.  No additional information will be provided to return in-warranty Products to the SUPPLIER.

(c)           SUPPLIER will establish and maintain an extended testing process for returned Products. This testing process will be subject to audit and approval by Dell’s worldwide Supplier Quality Engineer. SUPPLIER will provide an initial failure analysis of the returned Product within forty-eight (48) hours of its receipt, and a failure analysis to the component level within ten (10) days of receipt. SUPPLIER will segregate and separately report returns by region.

9.3.2        The following provisions are applicable to Product returned from Dell’s manufacturing facility:

(a)           SUPPLIER will validate each returned Product, and will report the results of its testing to Dell on a weekly basis. This weekly report will reflect, by Product type and part number, the number of units returned, number of CND Manufacturing Products (as defined below), and number and type of defective parts. Additionally, SUPPLIER will validate that returned Product is not a result of a production test escape. For purposes of this Agreement, “CND Manufacturing Product” will refer to returned Product that has not yet been shipped to a Dell customer, for which SUPPLIER is unable to duplicate reported failures after thorough testing.

(b)           Dell may (at its sole option) repurchase such CND Manufacturing Product for use in new product manufacturing, provided that such CND Manufacturing Product has completed extended testing. SUPPLIER will ensure that CND Manufacturing Product to be returned to Dell has completed such testing, and meets the latest Product revision and BIOS levels. SUPPLIER will warrant such returned Product in accordance with the terms of the full new Product warranty outlined above in this Section 9.0

9.3.3        The following provisions are applicable to Product returned from the customer installed-base (the field):

(a)           If Dell Service determines that a Product that has been shipped to a Dell customer must be returned to SUPPLIER, Dell or Dell’s designated service provider will return such Product, untested, directly to the location designated by the SUPPLIER, documenting the transaction with a Dell return purchase order (“Return PO”). Dell Service will return all such Products to the SUPPLIER at SUPPLIER’s expense, and will

* Confidential treatment requested

debit SUPPLIER’s worldwide account in an amount equal to the last purchase price of the Product at the time of shipment from Dell or Dell’s designated service provider. SUPPLIER agrees to provide to Dell these Return for Credit terms (“RFC”, as further described below in this Section 9.3.3) on all Products returned from the field unless otherwise mutually agreed in writing. Dell will not be required to re-purchase the returned Product.

(b)           For purposes of this Section, Product for which SUPPLIER cannot duplicate failures after thorough testing will be referred to as “CND Field Product”. Dell may (at its sole option) repurchase CND Field Product (if any) for use by Dell Service, provided that such CND Field Product has completed extended testing. SUPPLIER will ensure that CND Field Product to be returned to Dell meets the latest Product revision and BIOS levels prior to being returned for Dell Service inventory. CND Field Product will be covered by the longer of (i) the remainder of the original warranty (as described in Section 9.1 above), or (ii) one hundred eighty (180) days. SUPPLIER will validate each returned Product, and will report the results of its testing to Dell on a weekly basis. This weekly report will reflect, by Product type and part number, the number of units returned, number of CND Field Products, and number and type of defective parts.

9.3.4        The following provisions are applicable to Product returned for repair using Dell Service’s Exchange Process:

(a)           Product that will be returned to SUPPLIER for repair will be referred to as “Return for Repair” or “RFR” Product. SUPPLIER will exchange all RFR Product with new or repaired Product within twenty-four (24) hours of receipt at SUPPLIER’s facility. This mechanism will be referred to as the “Return for Exchange” or “RFE” Process.

(b)           To support this RFE Process, SUPPLIER will SUPPLIER establish and maintain a finished goods exchange inventory (“FG Inventory”) based on Dell Service’s forecast. SUPPLIER will ensure that Product to be returned to Dell through the RFE Process has completed, thorough testing, and meets the latest Product revision and BIOS levels.

(c)           SUPPLIER will perform all repairs within three (3) to five (5) business days of receipt of RFR Product. As the repaired Product is completed, it will be used to replenish the FG Inventory at the SUPPLIER’S facility. If at any point the required FG Inventory falls below seventy five percent (75%) of the inventory target (based on Dell Service’s forecast and the RFE Process), SUPPLIER will meet the FG Inventory target requirements with new Product, at SUPPLIER’s expense.

(d)           All repaired or replacement Product being returned by SUPPLIER to Dell Service will be shipped at the expense of Dell Service. Repaired RFR Product returned to Dell will be covered by the longer of (i) *, or (ii) *.

(e)           To facilitate tracking and control of RFR Product return, Dell will debit SUPPLIER’s worldwide account by means of a Return PO. This debit will reflect amounts consistent with the most recent purchase price of the Product, at the time of RFR Product shipment from Dell or Dell’s designated service provider. Upon shipment by SUPPLIER of the repaired Product to Dell (for use by Dell Service), SUPPLIER will re-invoice Dell for the quantity and price specified on the applicable Return PO.

(f)            At Dell’s request, SUPPLIER will use Dell Service’s capacity management process. If SUPPLIER’S repair capacity is insufficient to meet the requirements of this Section 9.3.4, SUPPLIER agrees to work diligently with Dell Service to certify a third-party repair center acceptable to Dell and agrees to authorize such center to perform in-warranty repair of Products on SUPPLIER’S behalf and expense.

(g)                                 SUPPLIER will continue to support the RFE Process throughout the Product life cycle (i.e., while the Product is in-production, at end of production and during end of life).

9.4           SUPPLIER will provide * service to Dell at commercially reasonable prices for a period of * after the last date of manufacture of a Dell system containing the Product. SUPPLIER agrees to provide three (3) to five (5) day turn around time (TAT) on all * repair unless instructed otherwise by Dell Service. Supplier will use commercially reasonable efforts to reduce the total cost of * service, while meeting Dell Service quality requirements.

* Confidential treatment requested

10.0         Indemnification

10.1         SUPPLIER agrees to defend, indemnify and hold harmless Dell, Dell Computer Corporation, and all their respective directors, officers, employees agents and OEM distributors from and against any and all claims, actions, demands, legal proceedings, liabilities, damages, losses, judgments, authorized settlements, costs and expenses, including without limitation attorney’s fees, arising out of or in connection with any alleged or actual:

(i)            infringement by SUPPLIER and/or a Product(s), alone or in combination with SUPPLIER authorized hardware or software, of a copyright, patent, trademark, trade secret or other intellectual property right of any third party;

(ii)           claim that a Product provided under this Agreement has caused bodily injury (including death) or has damaged real or tangible personal property;

(iii)          claim arising out of or relating to SUPPLIER’S provision of repaired Products that contain used or refurbished parts that are not clearly and conspicuously labeled as such;

(iv)          any violation by SUPPLIER of any governmental laws, rules, ordinances or regulations; and/or

(v)           claim by or on behalf of SUPPLIER’S subcontractors, materialmen, providers, employees or agents.

10.2         SUPPLIER will provide the above indemnity even if losses are due, or alleged to be due, in part to Dell’s concurrent negligence or other fault, breach of contract or warranty, violation of the Texas Deceptive Trade Practices Act, or strict liability without regard to fault; provided, however, that SUPPLIER’S contractual obligation of indemnification will not extend to the percentage of the third party claimant’s damages or injuries or the settlement amount attributable to Dell’s negligence or other fault, breach of contract or warranty, or breach of the Texas Deceptive Trade Practices Act, or to strict liability imposed upon Dell as a matter of law.

10.3         In the event of any such claims, Dell will: (i) promptly notify SUPPLIER, (ii) cooperate with SUPPLIER in the defense thereof and (iii) not settle any such claims without SUPPLIER’S consent, which SUPPLIER agrees not to unreasonably withhold.

10.4         In addition to SUPPLIER’S obligations and liabilities above, if an infringement claim is made or appears likely to be made about a Product, SUPPLIER will, at SUPPLIER’S option, either procure for Dell the right to continue to market the Product, modify the Product so that it is no longer infringing or replace it with a non-infringing Product. If the parties determine that none of these alternatives is commercially reasonable, Dell will return any Products in inventory freight-collect to SUPPLIER’S designated location for a credit or refund of the purchase price.

11.0         Liability

11.1         EXCEPT AS SET FORTH BELOW in Sections 11.2 and 11.3, NEITHER PARTY WILL BE LIABLE FOR ANY LOST PROFITS, LOST SAVINGS OR ANY OTHER INCIDENTAL, INDIRECT, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES UNDER ANY PART OF THIS AGREEMENT EVEN IF ADVISED OR AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

11.2         SUPPLIER’S entire cumulative liability to Dell arising out of or in connection with or relating to this Agreement, the sale of Products, license of software, and the use, performance, receipt or disposition of such Products or software, from any cause whatsoever, whether based upon warranty, contract, tort, statute, or otherwise, shall not exceed all sums paid by Dell to SUPPLIER in the twelve (12) month period preceding the date of claim.

11.3         Notwithstanding the foregoing, the limitation set forth in Section 11.1 and 11.2 above will not apply to SUPPLIER’S obligations and liabilities under section 10.1(i) (Indemnification) and 18.4 (Confidentiality). SUPPLIER’S entire liability for each claim or cause of action for section 10.1(i) (Indemnification) and 18.4 (Confidentiality) shall not exceed the greater of all sums paid by Dell to SUPPLIER in the twelve (12) month period proceeding the date of claim, or *.

* Confidential treatment requested

12.0         Quality, Product Safety, Regulatory Compliance and Engineering Changes

12.1         SUPPLIER agrees to meet or exceed the quality requirements set forth in the Schedule B.

12.2         In the event either SUPPLIER or Dell becomes aware of any information that reasonably supports a conclusion that a hazard may exist in any Product and the defect could cause death or bodily injury to any person or property damage (a “Hazard”), the party becoming aware of this information will notify the other of the potential Hazard. Whenever possible, notification to the other party will precede notice to any governmental agency, unless required by law. SUPPLIER and Dell will promptly exchange all relevant data and then, if practical, as promptly as possible, meet to review and discuss the information, tests, and conclusions relating to the alleged Hazard. At this meeting the parties will discuss the bases for any action, including a recall, and the origin or causation of the alleged Hazard. SUPPLIER will be responsible for the costs of effecting a recall including, but not limited to, the reasonable out-of-pocket costs to Dell directly related to the recall Each party will, on request, provide to the other reasonable assistance in (i) determining how best to deal with the Hazard; and (ii) preparing for and making any presentation before any governmental agency which may have jurisdiction over Hazards involving Products.

12.3         SUPPLIER is responsible for obtaining and maintaining all necessary U.S. and foreign regulatory approvals for the Product(s). Additionally, SUPPLIER will assist Dell in addressing problems with its Products that contribute to a Dell system’s failure to meet any regulatory requirement due to SUPPLIER Products being integrated into the Dell system. Notwithstanding the foregoing, to the extent SUPPLIER provides sufficient detail to Dell that the Hazard is due to the interoperability of the Product with a Dell system, Dell agrees to meet with SUPPLIER to mutually agree on the cost allocation, between the parties, to execute a recall.

12.4         SUPPLIER may issue “Mandatory Changes,” which are changes required to satisfy governmental standards or for safety. SUPPLIER will provide Dell with prior written notice of Mandatory Changes prior to implementing such changes. SUPPLIER will provide, at SUPPLIER’S expense, all necessary materials, reasonable labor and instructions if Mandatory Changes must be installed on Products already delivered to Dell. SUPPLIER will also provide ninety (90) days prior written notice of changes that affect any Product’s (including Software or drivers) form, fit or function to allow Dell to evaluate such changes. * in the form of an agreed-to Engineering Change Order (“ECO”). SUPPLIER agrees to supply Dell for evaluation purposes with up to twenty-five (25) samples of Product that incorporate the agreed-to ECO.

13.0         Compliance

13.1         Dell is an Affirmative Action/Equal Opportunity Employer. Since Dell transacts business with the United States Government, the Equal Opportunity Clauses at 41 CFR sections 60-1.4(a), 60-250.5(a) and 60-741.5(a) are hereby incorporated and SUPPLIER will, if applicable, comply with FAR 52.212-3, Offer or Representations and Certifications-Commercial Items, and FAR 52-219-8, Utilization of Small Business Concerns.

13.2         SUPPLIER agrees to give full consideration to use minority and women owned businesses to provide components to SUPPLIER for subsequent integration into Product sold to Dell.

14.0         Import/Export Requirements

14.1         SUPPLIER acknowledges that the Products licensed or sold under this Agreement, and the transaction contemplated by this agreement, which may include technology and software, are subject to the customs and export control laws and regulations of the United States (“U.S.”) and may also be subject to the customs and export laws and regulations of the country in which the Products are manufactured and/or received. SUPPLIER agrees to abide by those laws and regulations. Further, under U.S. law, the Products may not be sold, leased or otherwise transferred to restricted end-users or to restricted countries. In addition, the Products may not be sold, leased or otherwise transferred to, or utilized by an end-user engaged in activities related to weapons of mass destruction, including without limitation, activities related to the design, development, production or use of nuclear weapons, materials, or facilities, missiles or the support of missile projects, and chemical or biological weapons.

14.2         SUPPLIER agrees not to provide any written regulatory certifications or notifications on behalf of Dell without first seeking prior written approval from Dell’s Export Compliance Representative. When applicable and necessary, Dell will provide SUPPLIER with all U.S. export licenses, license designations, National Defense Authorization Act (“NDAA”) authorizations and commodity classifications unless otherwise agreed to in writing by SUPPLIER and Dell and unless SUPPLIER is obligated to obtain the license under U.S. law.

14.3         SUPPLIER is prohibited from diverting any Dell shipment without first securing written approval from Dell’s Export Compliance Representative.  SUPPLIER agrees not to support or engage in any boycott related transaction and/or requests in order to execute a transaction on behalf of Dell.

14.4         In addition, SUPPLIER agrees to indemnify, defend and hold Dell harmless from any loss, expense, penalty or claim against Dell due to SUPPLIER’S violation or alleged violation of any such applicable laws and regulations.

14.5         Further, regarding processing Shippers Export Declarations (SED) or the Automated Export System (AES), Dell will retain the right to name its own Freight Forwarder in all transactions. Dell may, at its sole discretion, permit the SUPPLIER to name its own Freight Forwarder for the purpose of clearing outbound Customs from the United States. In such cases, SUPPLIER must provide the name, address, contact person, telephone number, and email address of that Freight Forwarder and must indicate in the order that it has authorized its Freight Forwarder to prepare to prepare and file the Shipper’s Export Declaration (SED) with the Bureau of the Census. In no circumstances will Dell rely upon the Freight Forwarder of SUPPLIERS to obtain export licenses from the United States Government even if the SUPPLIER has authorized its Freight Forwarder to act as the exporter for purposes of the Export Administration regulations. Instead, Dell will obtain the necessary export license with reliance upon the transaction information that the SUPPLIER has made available to Dell.

14.6         Neither SUPPLIER, nor Dell shall, directly or indirectly, export, re-export or transship Products in violation of any applicable U.S. export control laws and regulations or any other applicable export control laws promulgated and administered by the government of any country having jurisdiction over the parties or the transactions contemplated herein. In accordance with the US Export Administration Regulations, SUPPLIER will provide required classification information by completing the Global Export Compliance Questionnaire attached hereto as Schedule ___.

15.0         Continuity of Supply

15.1         SUPPLIER shall within sixty (60) calendar days from the Effective Date of this Agreement identify an escrow custodian (“Escrow Custodian”) acceptable to both parties and contract with such Escrow Custodian (“Escrow Agreement”) for the pre-arranged holding and releasing of materials required to produce or have produced the Products (“Escrow Material”). Escrow Material shall include, but is not limited to, all materials, specifications, and other items necessary to enable Dell, or a third party designated by Dell, to manufacture, support, distribute, license, and sell the Products. Within thirty (30) calendar days after the execution of the Escrow Agreement, SUPPLIER shall deposit with the Escrow Custodian the most current production level of the Escrow Material, as defined in the Escrow Agreement. Thereafter, SUPPLIER shall within ten (10) days after the release of an update to a Product, deposit updated Escrow Material with the Escrow Custodian. SUPPLIER agrees to bear the cost of establishing and maintaining the escrow account for the Products and the costs associated with its compliance with this Section, including without limitation the costs of any and all document preparation necessary to meet the requirements of this Section and the Escrow Agreement. If due to the occurrence of any of the following events SUPPLIER is unable to or fails to provide Products for Dell: (a) any bankruptcy, reorganization, or other case or proceeding under any bankruptcy or insolvency law or any dissolution or liquidation proceeding is commenced by or against SUPPLIER, and if such case or proceeding is not commenced by SUPPLIER, it is acquiesced in or remains undismissed for ninety (90) days; or (b) SUPPLIER ceases active operation of its business for any reason; or (c) SUPPLIER applies for or consents to the appointment of a trustee, receiver or other custodian for SUPPLIER or makes a general assignment for the benefit of its creditors; or (d) SUPPLIER does not remedy any supply

* Confidential treatment requested

issue within ninety (90) days of receipt of notice from Dell that a supply issue exists, then Dell shall have the right to receive possession of the Escrow Materials pursuant to the provisions of the Escrow Agreement and SUPPLIER agrees that it authorizes Dell to use the Escrow Material to produce or have produced the Products by sources other than SUPPLIER. Such authorization consists of a worldwide, non-exclusive manufacturing rights license to make or have made the Products only for use consistent with the terms of this Agreement. Such license shall be in force until such time as SUPPLIER is able to resume manufacturing of the Products; provided, however, that if Dell has commenced manufacturing the Products, it shall be entitled to continue manufacturing the Products despite SUPPLIER’s ability to resume doing so, for * after SUPPLIER is able to resume manufacturing the Products. Dell may not sell, lease, or otherwise distribute Products other than as intended in this Agreement. Following the Escrow License Period, Dell shall return all of SUPPLIER’s Escrowed Material and documentation to SUPPLIER or its successor or trustee within thirty (30) calendar days.

15.2         In the event that Dell has the Products manufactured directly for Dell in accordance with Subsections 15.1, SUPPLIER will be liable to Dell under Section 10.0 “Indemnification” for such Products. Not withstanding the foregoing, SUPPLIER will be liable to Dell for design defects under Section 9.1 (c) and Section 9.2. SUPPLIER will also provide Dell with a list of those Manufacturers used by SUPPLIER for custom components. SUPPLIER agrees that Dell may use such component Manufacturers as well as any SUPPLIER-owned or -unique tooling used by such Manufacturer. In addition, SUPPLIER will provide an on-site expert engineer at Dell, at no charge, to assist Dell in the manufacturing, design and validation of the Product.

15.3         If SUPPLIER reasonably anticipates that Section 15.1 will be invoked and SUPPLIER does not manufacture the Products itself, SUPPLIER will make best efforts to execute written agreements with each Manufacturer naming Dell as a third party beneficiary. SUPPLIER will provide copies of such agreement to Dell. Such agreements) will contain provisions that:

(a)           obligate the Manufacturer to provide the applicable Products to Dell at the same price that the Manufacturer charges SUPPLIER in the event that Section 15.1 is invoked;

(b)           grant the Manufacturer a license to manufacture and sell the Products directly to Dell in the event that Section 15.1 is invoked;

(c)           allow Dell to use any SUPPLIER-owned or -unique tooling used by the Manufacturer to manufacture the Products in the event that Section 15.1 is invoked;

(d)           require the Manufacturer to comply with Sections 5.0, 6.0, 9.0, 10.0, 11.0, 12.0, 13.0, 14.0, 15.0, 17.0, 18.0 and Schedule B of this Agreement.

16.0         Capacity Constraints

SUPPLIER shall reasonably inform Dell on an ongoing basis of any negative impact on SUPPLIER’S production capacity as a result of large orders SUPPLIER receives from third parties. SUPPLIER will make best efforts to ensure Dell that such additional sales will in no way impact SUPPLIER’S ability to provide to Dell the quantities of the applicable Product set forth in Dell’s six (6) month forecast for such Product.

17.0         New Products

17.1         During the term of this Agreement or for a period of three (3) years, whichever is greater, SUPPLIER agrees to offer to sell to Dell all products developed, manufactured, distributed or sold by SUPPLIER. If Dell agrees to purchase such products, such sale will be pursuant to the terms and conditions of this Agreement at a price equivalent to or lower than the price paid by other customers purchasing similar quantities. The terms of this Subsection 17.1 will survive any termination of this Agreement.

17.2         Prior to offering for sale any new standard SUPPLIER product (hereafter “new product”), SUPPLIER will first consult with Dell and allow Dell to place Dell PO(s) for such new product no later than when SUPPLIER extended a similar offer to any other customer. Prior to the addition of a new product to a Schedule, the parties will mutually agree on a new product program schedule which will include the appointment of business and technical contacts for each party to monitor compatibility issues and product release issues with Dell systems. SUPPLIER agrees that Dell will receive limited quantities of pre-release versions of all new products that are added to this Agreement.

17.3         Prior to the general availability of Dell’s systems containing any new SUPPLIER product, SUPPLIER will provide mutually agreed-upon training to Dell for its sales, customer support and technical support organizations. Following Dell’s award of business to SUPPLIER with respect to a new product, SUPPLIER will obtain Microsoft’s certification for the products to the applicable current PC specification and WHQL standards and all other government and regulatory certifications required by Dell.

17.4         SUPPLIER will provide Dell with detailed silicon and board ramp-up plans. Dell will be entitled to participate in hardware and software design reviews for all new products. Dell will be entitled to participate in the formulation and direction of SUPPLIER’S future product and technology roadmaps.

17.5         Following Dell’s award of new product business to SUPPLIER, SUPPLIER will provide manufacturing, customer and field diagnostics, as agreed, to Dell for testing and evaluation at least ninety (90) days prior to Dell’s shipment of a new Product. These diagnostics must comply with the Dell Diagnostics specification.

17.6         Upon Dell’s award of new product business to SUPPLIER, SUPPLIER will provide Dell with a minimum of one hundred (100) samples of new Products for Dell’s validation, compatibility, and test processes. Such Products will be delivered to Dell as directed by the Dell Strategic Commodity Manager. If a new product does not meet Dell’s requirements, Dell may return some or all of the new product samples for a credit of the price paid.

17.7         SUPPLIER agrees to support Dell Service’s requirements with respect to spare parts availability. SUPPLIER will provide new Product information reasonably requested by Dell at least ninety (90) days in advance of Dell’s shipment of new Product, and will stock Revolver Inventory of spare parts as requested by Dell at least fifteen (15) days prior to Dell’s shipment of new Product.

18.0         General

18.1         Before initiating a lawsuit against the other relating to this Agreement, the parties agree to work in good faith to resolve between them all disputes and claims arising out of or relating to this Agreement. To this end, either party may request that each party designate an officer or other management employee with authority to bind the party to meet to resolve the dispute. During their discussions, each party will honor the other’s reasonable requests for non-privileged and relevant information. This paragraph will not apply if: (i) the expiration of the statute of limitations for a cause of action is imminent, or (ii) injunctive or other equitable relief is necessary to mitigate damages.

18.2         The provisions of Sections 9.0, 10.0, 11.0 and 18.0 will survive any termination or expiration of this Agreement and will continue to bind the parties and their permitted successors and assigns.

18.3         SUPPLIER will not use the name of Dell nor any Dell trademarks, trade names, service marks, or quote the opinion of any Dell employee in any advertising or otherwise without first obtaining the prior written consent of Dell.

18.4         Any confidential information that will be disclosed by either party related to this Agreement will be d~ pursuant to the terms and conditions of the (9/21/98) (date) Non-disclosure Agreement between Dell and Adaptec.  The terms and conditions of this Agreement will be deemed to be confidential information. Notwithstanding the terms of the Non-disclosure Agreement, SUPPLIER agrees that Dell may provide information related to SUPPLIER’S Product roadmaps and other related information to certain Dell customers provided such Dell customers have executed a non-disclosure agreement with Dell that requires the customer not to disclose the information to a third party. SUPPLIER may not publicly release any information relating to this Agreement, including the existence of this Agreement, or use the Dell name or names of Dell officials, without first receiving the prior written approval of Dell’s Corporate Communications department. No other department within Dell is authorized to consent to public releases of information.

18.5         SUPPLIER will maintain accurate and legible records for a period of three (3) years records of its quality programs, test documentation and any other documents related that pertain to this Agreement. SUPPLIER will grant Dell reasonable access to and copies of such records.

* Confidential treatment requested

18.6         Except as may be otherwise provided in this Agreement, the rights or remedies of the parties hereunder are not exclusive, and either party will be entitled alternatively or cumulatively, subject to the other provisions of this Agreement, to damages for breach, to an order requiring specific performance, or to any other remedy available at law or in equity.

18.7         The parties are independent contractors and neither party is an agent, servant, representative, partner, joint venturer or employee of the other or has any authority to assume or create any obligation or liability of any kind on behalf of the other.

18.8         No waiver of any term or condition is valid unless in writing and signed by authorized representatives of both parties, and will be limited to the specific situation for which it is given. No amendment or modification to this Agreement will be valid unless set forth in writing and signed by authorized representatives of both parties. No other action or failure to act (including inspection, failure to inspect, acceptance’ of late deliveries, or acceptance of or payment for any Products) will constitute a waiver of any rights.

18.9         This Agreement may not be assigned by SUPPLIER in whole or in part, even by operation of law in a merger or stock or asset sale, without the express written permission of Dell. Such consent will not be unreasonably withheld. Any attempt to do so will be null and void.

18.10       This Agreement will be governed and construed in accordance with the laws of the State of New York, U.S.A., exclusive of any provisions of the United Nations Convention on the International Sale of Goods and without regard to its principles of conflicts of law. SUPPLIER hereby irrevocably submits to the jurisdiction of the federal and state courts of the State of Texas U.S.A. and hereby agrees that any such court will be a proper forum for the determination of any dispute arising hereunder.

18.11       Any notice required or permitted by this Agreement will be in writing in English and delivered by certified or registered mail, return receipt requested, postage prepaid and addressed as follows or to such other addresses as may be designated by notice from one party to the other, all such notices being effective on the date received or, if mailed as set forth above, three (3) days after the date of mailing:

If to Dell:

Dell Products L.P.
One Dell Way
Round Rock, Texas 78682
Attention: Chief Procurement Officer
cc: General Counsel

If to SUPPLIER:
Adaptec, Inc.
691 S. Milpitas Blvd.
Milpitas, CA. 95035
Attn: General Counsel

18.12       Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is found to violate a law, it will be severed from the rest of the Agreement and ignored and a new provision deemed added to this Agreement to accomplish to the extent possible the intent of the parties as evidenced by the provision so severed. The headings used in this Agreement have no legal effect.

18.13       Dell will have full freedom and flexibility in its decisions concerning the distribution and marketing of the Product(s), including without limitation the decision of whether or not to distribute or discontinue distribution of the Product(s). Dell does not guarantee that its marketing, if any, of the Product(s) will be successful. Dell may *. In the event that Dell elects to adopt a business philosophy in which Dell *, Dell will secure SUPPLIER’s approval prior to *. For avoidance of doubt, Dell may * from SUPPLIER as is currently done.

18.14       Nothing in this Agreement will require Dell to purchase from SUPPLIER a minimum quantity or any or all of its requirements for products that are the same or similar to the Products. Dell may also purchase similar or identical products from others. Furthermore, SUPPLIER agrees to cooperate and work with Dell and any other providers that Dell may engage in connection with the provision of Products.

18.15       With the exception of the ROMB software letter agreement dated 3/15/2001 and attachment A to that agreement dated 6/26/01, and with the exception of the Indirect Purchase agreement dated October 16, 2000, This Agreement, and its attached Addenda, Exhibits, Attachments and Schedules, as so designated, set forth the entire agreement and understanding of the parties relating to the subject matter contained herein, and merges all prior discussions and agreements, both oral and written, between the parties. Each party agrees that use of pre-printed forms, such as purchase orders or acknowledgments, is for convenience only and all terms and conditions stated thereon, except as specifically set forth in this Agreement, are void and of no effect. Unless otherwise expressly set forth in an Addendum, Exhibit, Attachment or Schedule, as so designated, in the event of a conflict between this Master Purchase Agreement and any Addenda, Exhibit, Attachment or Schedule, the terms of this Master Purchase Agreement will prevail.

18.16       SUPPLIER agrees that for the term of this Agreement and any extensions thereof it will not seek orders in any legal or administrative proceeding that would prevent Dell from shipping any Dell or third party products.

18.17       Orders issued by Dell pursuant to this Agreement are placed with the expectation of potential acquisition of credit for current and/or anticipated future offset obligations of Dell, Dell Computer Corporation or Dell Computer Corporation’s subsidiaries or affiliates, or their designated assignees to various governments around the world. Supplier agrees to reasonably assist Dell, Dell Computer Corporation or Dell Computer Corporation’s subsidiaries or affiliates, or their designated assignees in their efforts to secure offset credit from these governments in an amount equal to the value of the applicable in-country content of the orders placed under this Agreement.

18.18       Throughout this Agreement, any reference to “days” means calendar days unless otherwise specified.

18.19       SUPPLIER will ensure that all specifications, prints and other documentation will be provided to Dell in the English language.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written herein.

SUPPLIER: ADAPTEC, INC.		DELL:

By:	/s/ David A. Young	By:	/s/ Kenneth St. Cyr
	(Authorized Signature)		(Authorized Signature)

Title:	Vice President and Chief Financial Officer	Title:	VP WW Procurement

Date:	September 25, 2002	Date:	September 27, 2002